Exhibit 99.1

TripAdvisor Reports Second Quarter 2014 Financial Results

NEWTON, MA, July 23, 2014 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel website*, today announced financial results for the second quarter ended June 30, 2014.

—	Total revenue of $323 million, up 15% quarter-over-quarter and up 31% year-over-year.
—	Net income of $68 million, or $0.47 per diluted share, flat quarter-over-quarter and up 1% year-over-year.
—	Non-GAAP net income of $81 million, or $0.55 per diluted share, up 1% quarter-over-quarter and up 7% year-over-year.
—	Adjusted EBITDA of $129 million, or 40% of revenue, up 6% quarter-over-quarter and up 14% year-over-year.
—	Cash flow from operating activities of $158 million, or 49% of revenue, up 45% quarter-over-quarter and up 76% year-over-year.
—	Free cash flow of $136 million, or 42% of revenue, up 53% quarter-over-quarter and up 79% year-over-year.
—	More than 1.25 billion travelers visited TripAdvisor’s websites during the first half of the year.

“We are gaining momentum in 2014.  In the second quarter, we saw growth accelerate in total revenues, click-based revenues, revenue per hotel shopper and hotel shoppers, a testament to the progress we have made in our core products as well as our adjacent business lines,” said Steve Kaufer, President and CEO of TripAdvisor. “With nearly 280 million average monthly unique visitors and nearly 50% of our traffic on mobile devices, our product innovations and recent acquisitions are aimed at delighting more users throughout all phases of the travel planning, booking and trip-taking process.”

Discussion of Second Quarter 2014 Results

Revenue for the second quarter of 2014 was $323 million, an increase of $76 million, or 31%, compared to the second quarter of 2013.

—

Click-based advertising – Revenue from click-based advertising totaled $235 million for the second quarter of 2014, an increase of 28% compared to the second quarter of 2013. Click-based advertising revenue represented 73% of total revenue in the second quarter of 2014, compared to 74% in the second quarter of 2013.

—

Display-based advertising – Revenue from display-based advertising totaled $37 million for the second quarter of 2014, an increase of 19% compared to the second quarter of 2013. Display-based advertising revenue represented 11% of total revenue in the second quarter of 2014, compared to 13% in the second quarter of 2013.

—

Subscription, transaction and other – Revenue from subscription, transaction and other totaled $51 million for the second quarter of 2014, an increase of 55%, compared to the second quarter of 2013. Subscription, transaction and other revenue represented 16% of total revenue in the second quarter of 2014, compared to 13% in the second quarter of 2013.

For the second quarter of 2014, revenue from North America grew 20% year-over-year to $161 million, representing 50% of total revenue. Revenue from the Europe, Middle East and Africa region grew 47% year-over-year to $107 million, representing 33% of total revenue. Revenue from the Asia-Pacific region grew 40% year-over-year to $42 million, representing 13% of total revenue. Revenue from the Latin America region grew 30% year-over-year to $13 million, representing 4% of total revenue. International revenue was 53% of total revenue during the second quarter of 2014, up from 49% in the second quarter of 2013. Click-based advertising revenue by geography is based on the geographic location of our websites.

GAAP net income for the second quarter of 2014 was $68 million, or $0.47 per diluted share, compared to GAAP net income of $67 million, or $0.46 per diluted share, for the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $81 million, or $0.55 per diluted share, compared to non-GAAP net income of $76 million, or $0.52 per diluted share, for the second quarter of 2013.

Adjusted EBITDA for the second quarter of 2014 was $129 million, and Adjusted EBITDA margin was 40%, compared to Adjusted EBITDA of $113 million and Adjusted EBITDA margin of 46% for the second quarter of 2013.

Cash flow from operating activities for the second quarter of 2014 was $158 million, an increase of $68 million, or 76%, compared to the second quarter of 2013.

As of June 30, 2014, cash and cash equivalents and short and long term marketable securities were $721 million, up $105 million since June 30, 2013 and up $51 million since December 31, 2013.

TripAdvisor had 2,356 employees as of June 30, 2014, up from 1,799 at June 30, 2013 and 2,102 employees at March 31, 2014.

In the company’s earnings release and the related conference call or webcast, TripAdvisor may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating expenses and free cash flow, which are defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission, or SEC. Please refer to the section below entitled “Use of Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Other Second Quarter 2014 and Recent Business Highlights

—	TripAdvisor averaged nearly 280 million monthly unique visitors** during the quarter ended June 30, 2014.
—

TripAdvisor eclipsed 170 million reviews and opinions on more than 4.2 million places to stay, places to eat and things to do – including more than 850,000 hotels and accommodations and approximately 640,000 vacation rentals, 2.3 million restaurants and 450,000 attractions in 142,000 destinations throughout the world.

—

TripAdvisor launched localized versions of its website in Austria, Vietnam, Israel, Finland, Hungary in Q2 and Czech Republic subsequent to the end of the quarter, bringing its total points of sale to 43. TripAdvisor also debuted its new “Don’t Just Visit” TV ad campaign in the United States, Australia, and France.

—

TripAdvisor’s mobile audience grew to nearly 50% of total traffic including approximately 140 million average unique monthly visitors via smartphone and tablet devices during the quarter, according to company log files.

—

TripAdvisor’s family of mobile apps – including TripAdvisor, TripAdvisor City Guides (offline access), Jetsetter (hotel flash sale), SeatGuru (air), and GateGuru (air) – reached more than 128 million downloads, up nearly 160% year-over-year. TripAdvisor introduced a new offline feature for the TripAdvisor app which allows users to download reviews, photos, and maps for 300 cities worldwide.

—

TripAdvisor introduced its new Instant Booking feature to 100% of U.S. iOS and Android smartphone users, allowing travelers to quickly and easily complete a hotel reservation through hotel or online travel agencies.

—

TripAdvisor now powers review collection on behalf of more than 200 travel brands, including more than 100 hotel chains.  The company also signed its first restaurant chain review collection partner, La Tasca in the U.K., who has moved its entire internal guest feedback system online.

—

TripAdvisor Business Listings expanded its relationship with Best Western, including the addition of more than 1,000 properties; and signed Plateno Hotels Group, one of China’s leading multi-brand hotel groups which operates 7Days Inn, China’s number one budget hotel brand.

—

TripAdvisor launched its 4th annual Certificate of Excellence Awards, recognizing over 200,000 outstanding businesses worldwide, including hotels, restaurants, attractions, and, for the first time, Vacation Rentals.

—

TripAdvisor acquired leading online restaurant reservation site, La Fourchette (www.lafourchette.com).  The company also acquired vacation rental business, Vacation Home Rentals (www.vacationhomerentals.com) and travel expert network, Tripbod (www.tripbod.com).

Conference Call

TripAdvisor will host a conference call today, July 23, 2014 at 4:30 p.m., Eastern Time, to discuss TripAdvisor’s second quarter 2014 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 60222932) until July 30, 2014 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world's largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, reaching nearly 280 million unique monthly visitors**, and more than 170 million reviews and opinions covering more than 4 million accommodations, restaurants and attractions. The sites operate in 43 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 23 other travel media brands:

www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com,

www.jetsetter.com, www.lafourchette.com, www.niumba.com,  www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.virtualtourist.com, and www.kuxun.cn.

*Source: comScore Media Metrix for TripAdvisor Sites, worldwide, Q1 2014

**Source: Google Analytics, average monthly unique users, Q2 2014; does not include traffic to daodao.com

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue	$323	$281	$247	$604	$477

Costs and expenses:
Cost of revenue	9	8	4	17	8
Selling and marketing (1)	127	101	83	228	162
Technology and content (1)	41	38	32	79	61
General and administrative (1)	32	26	25	58	48
Depreciation	11	10	7	21	13
Amortization of intangible assets	3	2	2	5	3
Total costs and expenses	223	185	153	408	295
Operating income	100	96	94	196	182
Total other expense, net	(2)	(2)	(4)	(4)	(8)
Income before income taxes	98	94	90	192	174
Provision for income taxes	(30)	(26)	(23)	(56)	(45)
Net income	$68	$68	$67	$136	$129

Earnings per share attributable to common stockholders:
Basic	$0.48	$0.48	$0.47	$0.95	$0.90
Diluted	$0.47	$0.47	$0.46	$0.93	$0.89

Weighted average common shares outstanding:
Basic	143	142	144	143	143
Diluted	146	146	146	146	145

(1) Includes stock-based compensation as follows:

Selling and marketing	$3	$3	$2	$6	$5
Technology and content	$6	$6	$4	$12	$10
General and administrative	$6	$5	$4	$11	$9

TripAdvisor, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$587	$351
Short-term marketable securities	51	131
Accounts receivable, net of allowance for doubtful accounts of $4 and $3 at June 30, 2014 and December 31, 2013, respectively	185	113
Prepaid expenses and other current assets	32	35
Total current assets	855	630
Long-term assets:
Long-term marketable securities	83	188
Property and equipment, net	141	82
Other long-term assets	32	19
Intangible assets, net	113	52
Goodwill	607	502
TOTAL ASSETS	$1,831	$1,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27	$10
Deferred merchant payables	109	30
Deferred revenue	61	44
Credit facility borrowings	33	28
Borrowings, current	40	40
Taxes payable	11	5
Accrued expenses and other current liabilities	105	86
Total current liabilities	386	243
Deferred income taxes, net	28	13
Other long-term liabilities	111	52
Borrowings, net of current portion	280	300
Total Liabilities	805	608

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	-	-
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 132,091,353 and 131,537,798
Shares outstanding: 129,970,644 and 129,417,089
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	633	608
Retained earnings	538	402
Treasury stock-common stock, at cost, 2,120,709 and 2,120,709 shares	(145)	(145)
Total Stockholders’ Equity	1,026	865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,831	$1,473

TripAdvisor, Inc.

Unaudited Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating activities:
Net income	$68	$68	$67	$136	$129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	11	10	7	21	13
Stock-based compensation	15	14	10	29	24
Amortization of intangible assets	3	2	2	5	3
Amortization of discounts and premiums on marketable securities, net	1	1	1	2	3
Deferred tax benefit	(4)	1	(1)	(3)	(4)
Excess tax benefits from stock-based compensation	(3)	(11)	(4)	(14)	(5)
Other, net	-	1	2	1	3
Changes in operating assets and liabilities, net of effects from acquisitions:	67	23	6	90	(33)
Net cash provided by operating activities	158	109	90	267	133

Investing activities:
Acquisitions, net of cash acquired	(152)	-	(30)	(152)	(31)
Capital expenditures, including internal-use software and website development	(22)	(20)	(14)	(42)	(24)
Purchases of marketable securities	(16)	(203)	(133)	(219)	(346)
Sales of marketable securities	272	52	53	324	68
Maturities of marketable securities	35	44	46	79	77
Net cash provided (used in) by investing activities	117	(127)	(78)	(10)	(256)

Financing activities:
Repurchase of common stock	-	-	(34)	-	(34)
Proceeds from credit facilities	3	5	3	8	7
Payments to credit facilities	-	(3)	-	(3)	(15)
Principal payments on long-term debt	(10)	(10)	(10)	(20)	(20)
Proceeds from exercise of stock options	-	2	13	2	20
Payment of minimum withholding taxes on net share settlements of equity awards	(5)	(18)	-	(23)	(6)
Excess tax benefits from stock-based compensation	3	11	4	14	5
Payments on construction in-process related to build to suit lease obligations	(1)	(1)	-	(2)	-
Net cash used in financing activities	(10)	(14)	(24)	(24)	(43)
Effect of exchange rate changes on cash and cash equivalents	3	-	-	3	(2)
Net increase (decrease) in cash and cash equivalents	268	(32)	(12)	236	(168)
Cash and cash equivalents at beginning of period	319	351	212	351	368
Cash and cash equivalents at end of period	$587	$319	$200	$587	$200

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow, which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other (income) expense, net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations, such as non-recurring expenses or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimates of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “non-GAAP Selling and Marketing”, “non-GAAP Technology and Content” and “non-GAAP General and Administrative” expenses as GAAP Selling and Marketing, GAAP Technology and Content and GAAP General and Administrative expenses, respectively, before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare TripAdvisor’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands and per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Non-GAAP operating expenses:
GAAP Selling and marketing	$127	$101	$83	$228	$162
Subtract: Stock-based compensation expense	3	3	2	6	5
Non-GAAP Selling and marketing	$124	$98	$81	$222	$157

GAAP Technology and content	$41	$38	$32	$79	$61
Subtract: Stock-based compensation expense	6	6	4	12	10
Non-GAAP Technology and content	$35	$32	$28	$67	$51

GAAP General and administrative	$32	$26	$25	$58	$48
Subtract: Stock-based compensation expense	6	5	4	11	9
Non-GAAP General and administrative	$26	$21	$21	$47	$39

Non-GAAP net income and net income per share:
GAAP net income	$68	$68	$67	$136	$129
Add: Stock based compensation expense	15	14	10	29	24
Add: Amortization of intangible assets	3	2	2	5	3
Subtract: Income tax effect of Non-GAAP adjustments (1)	5	4	3	9	7
Non-GAAP net income	$81	$80	$76	$161	$149

GAAP diluted shares	145,782	145,665	145,664	145,724	145,160
Add: Additional restricted stock units	1,034	847	823	940	618
Non-GAAP diluted shares	146,816	146,512	146,487	146,664	145,778

GAAP net income per diluted share	$0.47	$0.47	$0.46	$0.93	$0.89
Non-GAAP net income per diluted share	0.55	0.54	0.52	1.10	1.02

Adjusted EBITDA:
Net Income	$68	$68	$67	$136	$129
Add: Provision for income taxes	30	26	23	56	45
Add: Other expense, net	2	2	4	4	8
Add: Depreciation and amortization of intangible assets	14	12	9	26	16
Add: Stock-based compensation	15	14	10	29	24
Adjusted EBITDA	$129	$122	$113	$251	$222

Divide by:
Revenue	$323	$281	$247	$604	$477
Adjusted EBITDA margin	40%	43%	46%	42%	47%

Free Cash Flow:
Net cash provided by operating activities	$158	$109	$90	$267	$133
Subtract: Capital expenditures	22	20	14	42	24
Free cash flow	$136	$89	$76	$225	$109
(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com